Exhibit 10.13

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of September 15, 2015, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise a party hereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and RESTORATION ROBOTICS, INC., a Delaware corporation with offices located at 128 Baytech Drive, San Jose, CA 95134 (“Borrower”).

RECITALS

A. Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of May 19, 2015 (as amended from time to time, the “Loan Agreement”).

B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Collateral Agent and Lenders (i) permit certain liens and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Collateral Agent and Lenders have agreed to modify such consent and to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.6 (Operating Accounts). Section 6.6(a) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Maintain all of Borrower’s and its domestic Subsidiaries’ Collateral Accounts in accounts which are subject to a Control Agreement in favor of Collateral Agent. Notwithstanding the foregoing, Borrower may maintain the Money Market Account, and the same shall not be subject to a Control Agreement, but only for so long as Comerica provides credit card services to Borrower, repayment of which are secured by the Money Market Account.”

2.2 Section 6.6 (Operating Accounts). The last sentence in Section 6.6(b) of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“The provisions of the previous sentence shall not apply to deposit accounts exclusively used for (x) payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees and identified to Collateral Agent by Borrower as such in the Perfection Certificates and (y) the Money Market Account, but only for so long as Comerica provides credit card services to Borrower, repayment of which are secured by the Money Market Account.”

2.3 Section 13 (Definitions). The following defined term hereby is added to Section 13.1 of the Loan Agreement as follows:

“Comerica” means Comerica Bank.

“Money Market Account” means Borrower’s money market account number XXX4350 maintained by Borrower with Comerica, solely to secure repayment of corporate credit card services provided to Borrower by Comerica; provided that the principal balance of such Money Market Account shall not to exceed Two Hundred Thousand Dollars ($200,000.00) at any time.

2.4 Section 13.1 (Definitions). The defined term “Permitted Liens” as set forth in Section 13.1 of the Loan Agreement hereby is amended by deleting the term “and” as it appears at the end of clause (j) thereof; deleting the period at the end of clause (k) thereof and replacing it with the phrase “; and”; and adding a new clause (l) at the end thereof to read as follows:

“(l) Liens in favor of Comerica in respect of the Money Market Account.”

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, or subsequent thereto, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of (i) this Amendment by each party hereto and (ii) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Amendment.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER:

OXFORD FINANCIAL LLC

By:	/s/ Hans S. Houser
Name:	Hans S. Houser
Title:	Chief Credit Officer & Senior Vice President

BORROWER:

RESTORATION ROBOTICS, INC.

By:	/s/ Charlotte Holland
Name:	Charlotte Holland
Title:	VP - Finance & Administration

[Signature Page to First Amendment to Loan and Security Agreement]